                         FRANKLIN ELECTRIC CO., INC.




                           400 East Spring Street
                           Bluffton, Indiana 46714

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 To Be Held
                     April 25, 2003 at 9:00 A.M., E.S.T.


To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 25, 2003, AT 9:00 A.M., E.S.T. THE PURPOSES OF THE MEETING ARE TO:

1. Elect three directors for terms expiring at the 2006 Annual Meeting of Shareholders;

2. Approve the merger of the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan with and into the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan;

3. Approve certain amendments to the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan;

4. Ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year; and

5. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 28, 2003 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to vote your proxy regardless of whether you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.



                                   /s/ Gregg C. Sengstack
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary

Bluffton, Indiana
March 14, 2003

                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                        ------------------------------

                               PROXY STATEMENT
                        ------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 25, 2003

                             GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 25, 2003 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 14, 2003. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

                             VOTING INSTRUCTIONS

      Shareholders may attend the Annual Meeting and vote their shares in person. Shareholders may also choose to submit their proxies by any of the following methods:

VOTING BY MAIL: Complete the enclosed proxy, date and sign it, and return it in the envelope provided.

VOTING BY TELEPHONE: Call the toll-free telephone number provided on the proxy. Telephone voting will be available through April 21, 2003, 24 hours a day. Detailed instructions will be provided during the call, and the procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by telephone should not return the proxy card.

VOTING BY INTERNET: Sign-on to the website identified on the proxy. Internet voting will be available through April 21, 2003, 24 hours a day. Detailed instructions will be provided on the website, and the procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder's social security/taxpayer I.D. number. Shareholders that vote by internet should not return the proxy card.

      SHAREHOLDERS WHO ARE PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OWNERSHIP PLAN AND/OR DIRECTED INVESTMENT SALARY PLAN WILL RECEIVE A VOTING INSTRUCTION CARD THAT COVERS THE SHARES CREDITED TO HIS OR HER PLAN ACCOUNTS. SUCH SHAREHOLDERS MAY NOT VOTE BY TELEPHONE OR INTERNET.

      If the enclosed proxy is properly voted, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted (i)FOR the election of the nominees for director as set forth in this Proxy Statement, (ii)FOR the approval of the merger of the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan (the "Nonemployee Director Option Plan") with and into the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan (the "Employee Option Plan"), (iii)FOR the approval of certain amendments to the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan (the "Incentive Stock Plan"), (iv)FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year, and
(v)in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

      A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, over the telephone or through the internet, or (iii) by attending the Annual Meeting and voting in person.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 28, 2003 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 10,736,447 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

                        SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of February 28, 2003, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Wells Fargo Bank Minnesota, N.A.        1,435,047 (1)                13.37
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN 55479-0065

Patricia Schaefer                         986,042 (2)                 9.16
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                         924,042                    8.61
2279 East 250 North Road
Bluffton, IN  46714

Marvin C. Schwartz                        754,292 (3)                 7.03
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

T. Rowe Price Associates, Inc.            738,700 (4)                 6.88
100 E. Pratt Street
Baltimore, MD  21202

Ruane, Cunniff & Co., Inc.                653,538 (5)                 6.09
767 5th Avenue, Suite 4701
New York, NY  10153

Select Equity Group, Inc., jointly        621,525 (6)                 5.79
with George S. Loening
380 Lafayette Street, 6th Floor
New York, NY 10003


(1) Wells Fargo Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP"), Directed Investment Salary Plan (the "401(k) Plan"), and defined benefit pension plans. Share information is from January 2003 Trust records provided by Wells Fargo Bank. The shares held in the ESOP and 401(k) Plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and allocated shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The Trustee has no investment power over allocated shares and has shared investment power over unallocated shares. The shares held in the defined benefit pension plans will be voted pursuant to the direction of the Employee Benefits Committee of the Company, which also has investment power over these shares.
(2) Includes 32,000 shares issuable pursuant to stock options exercisable within 60 days after February 28, 2003.
(3) According to a Schedule 13D filed with the SEC on December 19, 2000, Marvin C. Schwartz has sole investment and sole voting power with respect to 592,320 shares, shared investment power with respect to 161,972 shares and no shared voting power.
(4) According to a Schedule 13G filed with the SEC on January 31, 2003, T. Rowe Price Associates, Inc. has sole investment power with respect to 738,700 shares, sole voting power with respect to 268,200 shares and no shared voting or investment power. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5) According to a Schedule 13G filed with the SEC on February 14, 2003, Ruane, Cunniff & Co., Inc. has sole investment power with respect to 653,538 shares, sole voting power with respect to 137,762 shares and no shared voting or investment power.
(6) According to a Schedule 13G jointly filed with the SEC on February 14, 2003, Select Equity Group, Inc. and George S. Loening have sole investment and voting power with respect to 621,525 shares, and no shared voting or investment power.

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 28, 2002. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS

Patricia Schaefer                        986,042(1)                  9.16

John B. Lindsay                          201,336(1)(2)                1.87

William H. Lawson                        141,336(2)                  1.32

Jess B. Ford                             111,015(1)(2)                1.02

Peter-Christian Maske                    106,869(1)(2)                *

Donald J. Schneider                      105,042(1)(3)                *

Gregg C. Sengstack                        96,078(1)(2)                *

Thomas A. Miller                          43,786(1)(2)                *

Robert H. Little                          41,650(1)                  *

Howard B. Witt                            39,300(1)                  *

R. Scott Trumbull                         22,400(1)(3)                *

Jerome D. Brady                           20,411(1)(3)                *

All directors and                      2,009,592(1)(2)(3)             17.91
executive officers as
a group

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 28, 2003 as follows: Ms. Schaefer, 32,000; Mr.
Lindsay, 20,000; Mr. Ford, 109,000; Mr. Maske, 68,000; Mr. Schneider, 32,000; Mr. Sengstack, 38,600; Mr. Miller, 11,000; Mr. Little, 32,000;
Mr. Witt, 38,000; Mr. Trumbull, 20,000; Mr. Brady, 20,000; and all
directors and executive officers as a group, 482,600.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Lawson, 4,355; Mr. Lindsay,
2,671; Mr. Ford, 1,399; Mr. Maske, 655; Mr. Sengstack, 2,869; Mr. Miller, 2,823; and all directors and executive officers as a group, 20,353.
(3) Excludes 700 stock units credited to Mr. Schneider, 882 stock units
credited to    Mr. Trumbull and 2,473 stock units credited to Mr. Brady
pursuant to the terms of   the Nonemployee Directors' Deferred
Compensation Plan described under "Information About the Board and its Committees".

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable
Section 16(a) filing requirements applicable to them during 2002.

                            ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of five to nine directors, with the exact number set by the Board of Directors by resolution. The Board of Directors currently consists of seven directors, divided into three classes of two or three directors each. William H. Lawson, Chairman of the Board and Chief Executive Officer of the Company since 1985, and Juris Vikmanis, a director of the Company since 1988, each retired effective February 18, 2003. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Three directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the three nominees who receive the most votes will be elected).

     Jerome D. Brady, Robert H. Little and Patricia Schaefer have been nominated to serve as directors of the Company for terms expiring in 2006. Mr. Brady, Mr. Little and Ms. Schaefer are currently directors of the Company. All three nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

                INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2006
-----------------------------------
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION                 SINCE

Jerome D. Brady,            59  Retired in 2000; Formerly             1998
  Director of the Company       President & Chief Executive
                                Officer of C&K Components
                                from 1997, a manufacturer
                                of electro-mechanical switches;
                                prior thereto, Chairman, President
                                and Chief Executive Officer
                                of AM International from
                                1994-1997.

Robert H. Little,           67  Retired in 1997; Formerly             1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Patricia Schaefer,          72  Retired; Director Muncie Public       1982
  Director of the Company       Library; Muncie, Indiana.


CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2004
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION                 SINCE

Donald J. Schneider,        67  Chairman of the Board of Schneider    1988
  Director of the Company       National Inc., an asset based
                                logistics company.  Director of Green
                                Bay Packers.

R. Scott Trumbull,          54  Chairman of the Board                 1998
  Chairman of the Board         and Chief Executive Officer
  and Chief Executive Officer   of the Company. Formerly
  of the Company                Executive Vice President and
                                Chief Financial Officer,
                                International Operations and
                                Corporate Development, Owens-Illinois,
                                a manufacturer of glass and plastic
                                packaging, since August 1998.
                                Prior thereto, Vice President
                                International Operations, 1993 to 1998.
                                Director, Health Care REIT and
                                Schneider National, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2005
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION                 SINCE

John B. Lindsay,            60  Retired in February 2000;             1996
  Vice Chairman of the          Formerly President of the
  Board of the Company          Company from 1995

Howard B. Witt,             62  Chairman of the Board, President      1994
  Director of the Company       and  Chief Executive Officer,
                                Littelfuse, Inc.; a
                                manufacturer of electronic,
                                electrical and automotive fuses.
                                Director, Artisan Funds, Inc

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Nonemployee directors are paid an annual director's fee of $35,000 plus a fee of $1,500 for each regular Board and Board committee meeting attended. Each committee chairman receives an additional fee of $3,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees. In 2002, Mr. Lindsay received $236,250 for consulting services he rendered to the Company.

     Nonemployee directors participate in the Nonemployee Director Option Plan. Under the Nonemployee Director Option Plan, each person who is a nonemployee director of the Board following each Annual Meeting is granted an option to purchase 10,000 shares at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. On April 19, 2002, Mr. Brady, Mr. Lindsay, Mr. Little, Ms. Schaefer, Mr. Schneider, Mr. Trumbull, Mr. Vikmanis and Mr. Witt each received an option to purchase 10,000 shares at an exercise price of $49.95 per share. As discussed below, the Company, subject to shareholder approval, proposes to eliminate this annual stock option grant and merge the Nonemployee Director Option Plan into the Employee Option Plan. Based upon its periodic review of Board compensation practices of similarly situated companies, in April 2003, the Board intends to grant from the merged plan to each nonemployee director an option to purchase 4,000 shares of Common Stock of the Company.

     Nonemployee directors may also participate in the Nonemployee Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each nonemployee director may elect to receive his or her annual director's fee in Company shares or in cash. If Company shares are elected, nonemployee directors may also elect to defer issuance of the shares (until service on the Board terminates), in which case the director's fee is converted into stock units. Mr. Brady and Mr. Schneider each elected to receive his respective fiscal 2002 director's fees in Company shares and to defer issuance of the shares. Accordingly, on April 19, 2002, Mr. Brady and Mr. Schneider were each credited with 700 stock units.

     The Company has a Consulting Directors' Plan for nonemployee directors who retire from Board service at age 70 or older. Under the Consulting Directors' Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting director can receive this fee up to the same number of years that were served as director. During 2002, Dr. N. A. Lamberti, Mr. William W. Keefer and Mr. Gerard E. Veneman, who retired in 1988, 1996 and 1998, with 19, 28 and 29 years of service, respectively, participated in the Consulting Directors' Plan. In 2002, Messrs. Lamberti and Keefer received an annual fee of $15,000 and $20,000, respectively. Mr. Veneman, who passed away during 2002, received a fee of $5,000 in 2002. The Company froze the Consulting Directors' Plan in 2003; accordingly, future participation in the Consulting Directors' Plan will be limited to the Company's current nonemployee directors, and those retired nonemployee directors currently receiving annual fees for their consulting services.

     The Board held five (5) regularly scheduled meetings during 2002. Each director attended 75 percent or more of the aggregate meetings of the Board and Board committees of which he or she was a member.

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE.  The current members of the Audit Committee are Jerome
D. Brady (Chairman), Robert H. Little and Patricia Schaefer. Throughout 2002 and until his retirement from the Board of Directors on February 18, 2003, Juris Vikmanis also served on the Audit Committee. Each member of the Audit Committee is an "independent director", as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. ("NASD"). The Company's Board of Directors adopted on February 11, 2000 a revised "Franklin Electric Co., Inc. Audit Committee Charter" (the "Charter"). Pursuant to the Charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, the Company's process for monitoring compliance with laws and regulations, and the audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. The Audit Committee held three (3) meetings in 2002.

     PERSONNEL AND COMPENSATION COMMITTEE. The current members of the Personnel and Compensation Committee (the "Compensation Committee") are Donald
J. Schneider (Chairman) and Howard B. Witt. Throughout 2002 and until his election as Chairman of the Board and Chief Executive Officer of the Company on February 18, 2003, R. Scott Trumbull also served on the Compensation Committee. The Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Compensation Committee also oversees the Company's management development and organization structure. The Compensation Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held nine (9) meetings in 2002.

                            AUDIT COMMITTEE REPORT

     In accordance with rules enacted by the Securities and Exchange Commission, the Audit Committee of the Company states that:

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 28, 2002.

     The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented ("Communications with Audit Committees").

     The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented ("Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche LLP the independent accountant's independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the Securities and Exchange Commission.

     This report is submitted on behalf of the members of the Audit Committee:


                                          Jerome D. Brady (Chairman)
                                          Robert H. Little
                                          Patricia Schaefer

                        COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of compensation provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance. Accordingly, base salaries have been established at average market levels, while a greater than average annual incentive cash bonus may be achieved.

      The Compensation Committee fixed a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmarks used were pre-tax return on net assets and earnings per share growth rate. Considering these ratios, a bonus percentage of base salary was then determined. The Committee awarded the Chief Executive Officer an incentive cash bonus of 75 percent of base salary for 2002.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option plans. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. In 2002, the Committee did not make any stock option grants to the Chief Executive Officer or any other executive officer named in the Summary Compensation Table, except as set forth in the "Option Grants in 2002 Fiscal Year" table below.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 2002 and is not expected to have an effect on compensation payable in 2003.


                                          Donald J. Schneider (Chairman)
                                          Howard B. Witt

                           STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends), and (3) the Russell 2000 Stock Index (including reinvestment of dividends) for the period December 31, 1997 through December 31, 2002. In each case, the graph assumes the investment of $100 on December 31, 1997.


$200

                                               133<F1>     158<F1>
                        156<F2>     141<F2>    125<F2>
           129<F2>      118<F3>     115<F3>    118<F3>
           106<F1>      112<F1>     110<F1>
$100
            97<F3>                                          97<F2>
                                                            94<F3>



$0
1997        1998        1999        2000        2001        2002
                              YEAR

<F1> FRANKLIN ELECTRIC
<F2> S&P 500
<F3> RUSSELL 2000

                          SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 2000 through 2002 for the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who served as executive officers of the Company during 2002.

                                   ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                   -------------------     -----------------------
                                             BONUS             SECURITIES
                                          (PERFORMANCE         UNDERLYING
NAME AND                                     BASED              OPTIONS           ALL OTHER
PRINCIPAL POSITION      YEAR     SALARY     INCENTIVE)        (# OF SHARES)       COMPENSATION<F1>
------------------      ----     ------     ----------        -------------       ------------
William H. Lawson,      2002    $510,000     $382,500                -               $ 7,000
  Retired Chairman of   2001     475,000      356,250             40,000               5,950
  the Board, CEO and    2000     475,000      134,000                -                11,181
  President<F2>

Jess B. Ford,           2002    $235,000     $176,250                -               $ 7,000
  Senior Vice           2001     220,000      165,000             15,000               5,950
  President             2000     200,000       94,000             40,000               5,950

Peter-Christian Maske,  2002    $235,000     $176,250                -               $ 7,000
  Senior Vice           2001     220,000      165,000                -                 5,950
  President,            2000     200,000       94,000             40,000               5,950
  Operations

Gregg C. Sengstack,     2002    $205,000     $153,750              8,000             $ 7,000
  Senior Vice           2001     175,000      131,250             13,000               5,950
  President, Chief      2000     175,000       82,250             30,000               5,950
  Financial Officer
  and Secretary

Thomas A. Miller,       2002    $165,000     $123,750                -               $10,173
  Vice President,       2001     155,000      116,250             15,000               5,950
  Submersible Motor     2000     155,000       72,850             20,000               5,950
  Engineering











<F1> All Other Compensation for 2002 reflects (i)Company matching contributions to employee benefit plans of $7,000 for each executive officer, and (ii)payment of $3,173 to Mr. Miller representing one week of salary as a 25th anniversary bonus.

<F2> Mr. Lawson retired effective February 18, 2003 as an officer and director of the Company.



                      OPTION GRANTS IN 2002 FISCAL YEAR

                              Percent                          Potential
                 Number of   of Total                        Realizable Value
                 Securities   Options   Exercise            at Assumed Annual
                 Underlying  Granted to    or             Rates of Stock Price
                  Options    Employees    Base              Appreciation for
                  Granted(1)  in Fiscal   Price   Expiration   Option Term
                                                              -----------
Name                (#)        Year      ($/Sh)     Date     5% ($)   10%($)
----              --------   --------   -------  ----------  ------   ------

William H. Lawson     -          -         -          -         -        -

Jess B. Ford          -          -         -          -         -        -

Peter-Christian
   Maske              -          -         -          -         -        -

Gregg C. Sengstack  8,000        5%     $48.15    12/13/12  $242,250  $613,909

Thomas A. Miller      -          -         -          -         -        -

(1) Options were granted on December 13, 2002 and vest at a rate of 20% per year beginning on December 13, 2003.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)   Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
----              --------    --------    -------------       ---------------

William H. Lawson  240,000  $8,628,000    128,000/32,000  $3,962,160/$277,440

Jess B. Ford            -         -       109,000/36,000  $3,001,635/$480,600

Peter-Christian
   Maske            26,000  $  495,520     68,000/64,000  $  841,920/$854,160

Gregg C. Sengstack      -         -        38,600/36,400  $  850,000/$372,590

Thomas A. Miller    17,200  $  535,610     11,000/24,000  $  151,515/$292,320

(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $47.94 on December 27, 2002 over the option exercise price.

                                PENSION PLANS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Cash Balance Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35
---------------------------------------------------------------------------

$ 150,000  $ 52,500   $ 60,000   $ 67,500   $ 78,400   $ 90,000   $101,700
  200,000    70,000     80,000     90,000    100,000    111,000    126,200
  250,000    87,500    100,000    112,500    125,000    132,000    150,700
  300,000   105,000    120,000    135,000    150,000    153,000    175,200
  350,000   122,500    140,000    157,500    175,000    175,000    199,700
  400,000   140,000    160,000    180,000    200,000    200,000    224,200
  450,000   157,500    180,000    202,500    225,000    225,000    248,700
  500,000   175,000    200,000    225,000    250,000    250,000    273,200
  550,000   192,500    220,000    247,500    275,000    275,000    297,700
  600,000   210,000    240,000    270,000    300,000    300,000    322,200
  650,000   227,500    260,000    292,500    325,000    325,000    346,700
  700,000   245,000    280,000    315,000    350,000    350,000    371,200
  750,000   262,500    300,000    337,500    375,000    375,000    395,700
  800,000   280,000    320,000    360,000    400,000    400,000    420,200
  850,000   297,500    340,000    382,500    425,000    425,000    444,700
  900,000   315,000    360,000    405,000    450,000    450,000    469,200

     Years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Lawson, 17 years; Mr. Ford, 7 years; Mr. Sengstack, 14 years; and Mr. Miller, 30 years. For Mr. Maske's pension calculations, he has 3 years of service under pension plans of the Company and 25 years of service under pension plans of one of the Company's foreign subsidiaries. His combined annual pension amount, including social security (both U.S. and foreign) does not exceed the benefits listed in the table above.

                                 AGREEMENTS

     The Company has employment agreements with R. Scott Trumbull, elected Chairman of the Board and Chief Executive Officer effective February 18, 2003; Gregg C. Sengstack, Senior Vice President, Chief Financial Officer and Secretary; and Jess B. Ford, Senior Vice President.

     The agreements with Messrs. Trumbull and Sengstack are three-year agreements which automatically extend for an additional year unless either party provides 90 days advance written notice of an election not to extend the then current term. Under Mr. Trumbull's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Trumbull his annual compensation, including bonus, for the period from termination to the earlier of (i)the date on which Mr. Trumbull reaches his normal retirement age, or (ii)whichever is applicable, (a)thirty-six months if termination is prior to January 1, 2006, or (b)eighteen months if termination is after January 1, 2006, and all stock options held by Mr. Trumbull may become immediately exercisable. Under Mr. Sengstack's agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Sengstack his annual compensation, including bonus, for a period of eighteen months after termination, and all stock options held by Mr. Sengstack may become immediately exercisable. If termination is effected within two years after a Change in Control of the Company (as defined in the agreements), the Company may be required to pay Messrs. Trumbull and Sengstack their respective annual compensation for up to three years from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting provisions and benefit accruals under certain employee benefit plans of the Company.

     The agreement with Mr. Ford may be terminated by either the Company or by Mr. Ford upon 90 days advance written notice. Under the agreement, the Company, depending on the reason for termination of employment, may be required to pay Mr. Ford his annual compensation, including bonus, for a period of one year after termination, and all stock options held by Mr. Ford may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Ford his annual compensation for up to two years from the date of termination or change in control, whichever is earlier, and to continue to provide him with certain benefits under the Company's benefit plans in which he was a participant at the time of his termination of employment.

     The Company has a consulting agreement with its former Chairman, Chief Executive Officer and President, Mr. William H. Lawson, effective from March 1, 2003 and continuing through February 7, 2007. Mr. Lawson provides the Company with up to 500 hours of consulting services per year respecting the general domestic and international operations of the Company, acquisitions and business strategy. The Company will pay Mr. Lawson $28,333 per month (an annual rate of $340,000) for services to be performed through February 7, 2004, and $21,250 per month (an annual rate of $255,000) thereafter. In addition, Mr. Lawson is eligible to receive an annual performance bonus calculated in the same manner as the annual performance bonuses for the Company's executive officers.

          APPROVAL OF THE MERGER OF THE FRANKLIN ELECTRIC CO., INC.
         AMENDED AND RESTATED 1996 NONEMPLOYEE DIRECTOR STOCK OPTION
           PLAN WITH AND INTO THE FRANKLIN ELECTRIC CO., INC. 1996
                         EMPLOYEE STOCK OPTION PLAN
BACKGROUND
On December 8, 1995, the Company's Board of Directors adopted the
Franklin Electric Co., Inc. 1996 Employee Stock Option Plan (the "Employee Option Plan"), which was approved by the Company's shareholders at the April 12, 1996 annual meeting. The Employee Option Plan provided for 1,200,000 shares of the Company's Common Stock to be used for granting options to key employees. Also at the 1996 annual meeting, the Company adopted the Franklin Electric Co., Inc. 1996 Nonemployee Director Stock Option Plan which was amended and restated at the 2000 annual meeting of shareholders (as amended and restated, the "Nonemployee Director Option Plan"), and provided for 600,000 shares of the Company's Common Stock to be used for the granting of options to nonemployee directors.
On December 13, 2002, the Company's Board of Directors approved, subject to shareholder approval, the merger of the Nonemployee Director Option Plan with and into the Employee Option Plan. The plan merger will (i)permit nonemployee directors to participate in the Employee Option Plan, (ii)change the name of the Employee Option Plan to the "Franklin Electric Co., Inc. Stock Option Plan" (the "Plan"), and (iii)amend certain other provisions of the Employee Option Plan as described more fully below. If the plan merger is not approved by the shareholders, the Company will maintain the Employee Option Plan and the Nonemployee Director Option Plan, although as described below there are only 27,300 remaining shares available to be issued under the Employee Option Plan. All share numbers identified in this proposal have been adjusted to reflect the Company's two-for-one stock split in March 2002. DESCRIPTION OF THE PLAN
General. The Plan is a stock-based compensation plan which provides for the grant of options not intended to meet the requirements of section 422 of the Internal Revenue Code (the "IRC") (nonqualified stock options) and stock appreciation rights which are an award granted in connection with a related option, the exercise of which requires forfeiture of the right to purchase a share of the Company's stock under the related option.
In the opinion of the Board of Directors, the Company and its shareholders benefit substantially from having certain officers and key employees as well as nonemployee directors acquire shares of its common stock through options granted under a stock option plan. Options provide a strong incentive for stock ownership which can contribute markedly to the success and growth of the Company. An option plan aids the Company in attracting and retaining key employees and nonemployee directors and enables the Company to compete effectively with other enterprises for the services of key employees and nonemployee directors.
Administration. The Plan is to be administered by a committee (the "Committee") of the Board of Directors consisting of not less than two (2) "nonemployee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and who are "outside directors" within the meaning of
Section 162(m) of the IRC. The Committee shall have the sole power to select the participants in the Plan, determine the terms and conditions of the awards under the Plan, construe and interpret the Plan, establish, amend or waive rules relating to the administration of the Plan, and amend the terms and conditions of any outstanding awards to the extent provided under the Plan. Eligibility. The Committee may select to be a participant in the Plan
(i) any officer or key employee who, in the opinion of the Committee, is responsible for the management, growth and protection of all or a material part of the business or major product lines or major functions of the Company or its subsidiaries or (ii) any nonemployee director who, in the opinion of the Committee, has performed services on the Board of Directors warranting such an award. The determination of who is eligible to participate and the awards to be granted is made on a year-to-year basis. Approximately 100 employees were eligible to participate in the Plan in 2002, and after the effectiveness of the proposed plan merger contemplated by this proposal, all six nonemployee directors would be eligible to participate in the Plan in 2003.
Types of Awards. The Plan provides for the grant of stock options and stock appreciation rights. A stock option is the right to purchase shares of the Company's Common Stock at a fixed price for a fixed period of time in the future. Options granted under the Plan are nonqualified stock options and do not meet the requirements of Section 422 of the IRC. Unless otherwise designated by the Committee, the purchase price of the shares subject to any option will be equal to the fair market value of the shares on the date of the grant. On February 28, 2003, the closing price of the Company's Common Stock on the Nasdaq Stock Market was $49.03. The Committee will determine the period during which the option can be exercised. All options expire no later than ten years from the date on which the option is granted. A stock appreciation right may be granted in conjunction with a stock option. Under a stock appreciation right, a participant may surrender such right and receive in exchange, payment in cash and/or stock equal to the excess of the fair market value of one share of the Company's Common Stock on the date of exercise over the related option price of one share of the Company's Common Stock.
Shares Available for Issuance. As described below, as a result of the plan merger, the maximum number of the Company's shares of Common Stock that may be subject to awards would increase from 27,300 shares (representing the number of shares remaining under the Employee Option Plan) to 361,300 shares (representing the sum of the 27,300 shares remaining under the Employee Option Plan plus the 334,000 shares remaining under the Nonemployee Director Option
Plan). Generally no more than 600,000 shares may be awarded to any one individual during the term of the Plan. All shares available are subject to adjustments to be made by the Committee for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Common Stock of the Company. Unpurchased shares subject to an option that lapses or terminates without exercise are available for future awards.
Information relating to awards granted under the Employee Option Plan in the last three years to the executive officers named in the Summary Compensation Table is presented in the "Long-Term Compensation" column of the Summary Compensation Table set forth above. In 2002, no options were granted to any other current executive officer; 80,000 options were granted to nonemployee directors at an exercise price of $49.95 (the options granted to nonemployee directors were granted under the Nonemployee Director Option
Plan); and 142,500 options were granted to employees, including current officers who are not executive officers, as a group, at exercise prices ranging from $38.795 to $49.95. All future awards to be made are within the discretion of the Committee.

Exercise of Options and Purchase Price. Upon the exercise of options, a participant must deliver to the Company the full purchase price of the shares being exercised with such purchase price being paid in either cash or its equivalent. Participants in the Plan may also deliver common stock of the Company having a then fair market value equivalent to the purchase price, provided that such shares must have been held by the participant for at least six months prior to their delivery.
Termination of Employment or Board Service. Unless otherwise determined by the Committee, in the event a participant's employment with the Company or service on the Board of Directors is terminated due to death or disability, all options under the Plan shall immediately become fully vested on the date of termination and shall be exercisable for the lesser of two years following the date of termination or the expiration date of the option. Unless otherwise determined by the Committee, in the event a participant's employment with the Company or service on the Board of Directors is terminated by any reason other than death or disability, all options which are unvested at the date of termination shall be forfeited to the Company. Options which are vested at the date of termination shall be exercisable for the lesser of six months following the date of termination or the expiration date of the option. Change in Control. In order to protect the rights of participants in the Plan in the event of a "Change in Control" (as defined in the Plan) of the Company, the Plan provides for the immediate vesting of all outstanding options and stock appreciation rights.
Modification of the Plan. Subject to any requirements for shareholder approval under applicable law, the Board of Directors may amend the Plan at any time. The Committee may amend or waive rules and regulations governing the Plan's administration, and amend the terms and conditions of any outstanding award to the extent that such terms and conditions are within the Committee's discretion as provided in the Plan. No modification of the Plan that would adversely affect the rights of participants with respect to outstanding options may be made without their consent.
Effective Date And Duration. The plan merger was approved by the Board of Directors on December 13, 2002, and subject to shareholder approval, will be effective as of April 25, 2003. The Plan shall remain in effect until all shares subject to it have been purchased or acquired. However, in no event may an award be granted on or after June 30, 2005. The Board of Directors, however, can terminate the Plan at any time prior thereto.
Federal Tax Consequences. Options granted under the Plan are nonqualified stock options. An optionee receiving a nonqualified stock option is not subject to federal income tax upon grant of the option. The optionee will, however, realize ordinary income at the time of the exercise to the extent that the then fair market value of the Company's Common Stock at the date of exercise, exceeds the exercise price. Subject to certain requirements imposed by Section 162(m) of the IRC, the Company will be entitled to a federal tax deduction in an amount equal to the ordinary income realized by the optionee in connection with the stock option exercise.
The Plan also provides for the grant of stock appreciation rights. An optionee receiving a stock appreciation right will not be subject to federal income tax upon the grant of such right. Upon exercise of the right, the optionee will realize ordinary income in the amount of the cash received. Subject to certain requirements imposed by Section 162(m) of the IRC, the Company will then be entitled to a federal tax deduction in an amount equal to the ordinary income realized by the optionee.
Under Section 162(m) of the IRC, compensation paid by the Company in excess of $1 million for any taxable year to "covered employees" generally is deductible by the Company or its affiliates for federal income tax purposes if it is "performance-based compensation", is paid pursuant to a plan approved by shareholders of the Company, and meets certain other requirements. Generally, "covered employee" under Section 162(m) means the chief executive officer and the four other highest-paid executive officers of the Company as of the last day of the taxable year. It is presently intended that the Committee will at all times consist of "outside directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in granting awards under the Plan.
The foregoing discussion of federal income tax consequences is a summary only and is not intended to be a comprehensive analysis of the subject matter. PROPOSED AMENDMENTS
Under the current Employee Option Plan, the Committee may only grant options and stock appreciation rights to officers and key employees who, in the opinion of the Committee, are responsible for the management, growth and protection of all or a material part of the business or major product lines or major functions of the Company or its subsidiaries. Under the current Nonemployee Director Option Plan, nonemployee directors automatically receive 10,000 stock options annually. Under the Plan resulting from the plan merger,
(i) the Committee, in addition to granting awards to employees under the Plan, would be able to grant options and stock appreciation rights to nonemployee directors who, in the opinion of the Committee, have performed services on the Board of Directors warranting such an award, and (ii) the automatic grant of stock options to the nonemployee directors currently contained in the Nonemployee Director Option Plan would cease.
Under the Plan resulting from the plan merger, the maximum number of the Company's shares of Common Stock that may be subject to awards would increase from 27,300 shares (representing the number of shares remaining under the Employee Option Plan) to 361,300 shares (representing the sum of the 27,300 shares remaining under the Employee Option Plan plus the 334,000 shares remaining under the Nonemployee Director Option Plan). While the Company is not requesting that the shareholders authorize an increase in the number of shares subject to awards under the Plan, the number of shares subject to awards under the Plan would automatically be increased due to the merger of the Nonemployee Director Option Plan with and into the Employee Option Plan. The shareholders had previously authorized that 1,200,000 shares of the Company's Common Stock would be subject to awards under the Employee Option Plan and that 600,000 shares of the Company's Common Stock would be subject to awards under the Nonemployee Director Option Plan. As of February 28, 2003,
(i)1,267,500 options had been granted under the Employee Option Plan (including 94,800 options previously granted but subsequently forfeited), leaving 27,300 remaining shares available for future awards under that plan, and (ii)270,000 options had been granted under the Nonemployee Director Option Plan (including 4,000 options previously granted but subsequently forfeited), leaving 334,000 shares available for future awards under that plan. After the merger of the Nonemployee Director Option Plan with and into the Employee Option Plan, the combined 361,300 shares remaining available for future awards will be shares available for future awards under the Plan.

As a result of the plan merger, the Plan also would include a new article which incorporates certain terms and conditions from the Nonemployee Director Option Plan applicable to the grants of options and stock appreciation rights made to nonemployee directors under the Nonemployee Director Option Plan outstanding prior to the effective date of the plan merger. Each award granted under the Nonemployee Director Option Plan prior to the effective date of the plan merger would be assumed by the Plan; however, each award would be governed by the terms and conditions incorporated into the Plan from the Nonemployee Director Option Plan.
Except as otherwise incorporated into the Plan as discussed herein, the Nonemployee Director Option Plan will terminate as of the effective date of the plan merger.

VOTE REQUIRED

      The approval of the merger of the Nonemployee Director Option Plan with and into the Employee Option Plan as discussed herein will require the affirmative vote of the majority of the shares voted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER OF THE NONEMPLOYEE DIRECTOR OPTION PLAN WITH AND INTO THE EMPLOYEE OPTION PLAN.

    APPROVAL OF AMENDMENTS TO THE FRANKLIN ELECTRIC CO., INC. KEY EMPLOYEE
                       PERFORMANCE INCENTIVE STOCK PLAN
BACKGROUND
On February 11, 2000, the Company's Board of Directors adopted the
Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan (the "Incentive Stock Plan"), which was approved by the Company's shareholders at the April 14, 2000 annual meeting. The Incentive Stock Plan allowed for the granting of restricted shares of the Company's Common Stock ("Restricted Stock") to certain key employees of the Company and its subsidiaries. On December 13, 2002, the Company's Board of Directors approved, subject to shareholder approval, the amendment and restatement of the Company's Incentive Stock Plan to (i) permit the participation of nonemployee directors in the Incentive Stock Plan, (ii) change the name of the Incentive Stock Plan to the "Franklin Electric Co., Inc. Performance Incentive Stock Plan" (the "Amended Incentive Plan"), and (iii) amend certain other provisions as described more fully below. All share numbers identified in this proposal have been adjusted to reflect the Company's two-for-one stock split in March 2002.
DESCRIPTION OF THE AMENDED INCENTIVE PLAN
General. The Amended Incentive Plan is a stock-based plan which provides for the grant of Restricted Stock which may consist, in whole or in part, of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including Common Stock purchased in the open market and not reserved for any other purpose.
In the opinion of the Board of Directors, the Company and its shareholders benefit substantially from granting key employees and nonemployee directors the opportunity to earn shares of the Company's Common Stock upon achievement of performance goals that are set above industry or equity market median benchmarks. Achievement of those goals should enhance shareholder value. Ownership of shares by key employees and nonemployee directors furthers the identity of interest between these individuals and the Company's shareholders and provides an additional incentive to promote the achievement of long-term objectives of the Company. Affording the Company's key employees and nonemployee directors the opportunity to earn shares under a performance incentive program also enables the Company to attract, retain and reward the employees and nonemployee directors responsible for the continued success of the Company.
Administration. The Amended Incentive Plan is to be administered by a committee (the "Committee") of the Board of Directors consisting of not less than two members of the Board of Directors who are "outside directors" within the meaning of Section 162(m) of the IRC and the regulations thereunder. The Committee shall be responsible for the administration and interpretation of the Amended Incentive Plan. The Committee shall have the authority to (i) determine the identity of the employees and or nonemployee directors to participate in the Amended Incentive Plan and the number of shares of Restricted Stock to be granted to each participant, (ii) determine the restriction period, the performance objectives and any other terms and conditions with respect to the granting of the Restricted Stock, (iii) prescribe, award, and rescind rules or regulations relating to the Amended Incentive Plan, and (iv) make all other determinations necessary or advisable for the administration of the Amended Incentive Plan.

Eligibility. Officers and other full-time salaried employees of the Company who are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company and nonemployee directors who, in the opinion of the Committee, have performed services on the Board of Directors warranting a grant of Restricted Stock are eligible to be granted Restricted Stock under the Amended Incentive Plan. Approximately 100 employees were eligible to participate in the Amended Incentive Plan in 2002, and after the effectiveness of the proposed amendments, all six nonemployee directors would be eligible to participate in the Amended Incentive Plan in 2003.
Types of Awards.  The only type of award available under the Amended
Incentive Plan is the grant of Restricted Stock. "Restricted Stock" is Common Stock of the Company which is issued to the eligible participant with certain conditions or restrictions on the participant's ownership of the share of Common Stock. At the time of the grant, the Committee will establish a "restriction period" with respect to the Restricted Stock granted. The restriction period for grants under the prior plan has typically been five years. Prior to the termination of the restriction period, the participant will not be entitled to sell, transfer, assign, pledge or otherwise alienate or hypothecate the shares except, however, the participant may, subject to approval by the Board of Directors, assign his or her Restricted Stock to a spouse, lineal descendent, trust or partnership for the primary benefit of a spouse or lineal descendent, or a tax-exempt organization. The participant will be entitled to vote the Restricted Stock granted to him or her and receive all dividends paid on such Restricted Stock.
In addition to establishing a restriction period for the Restricted
Stock granted pursuant to the Amended Incentive Plan, the Committee will also place performance-related restrictions on the shares in the form of performance goals which must be achieved during the restriction period. These goals will be based upon financial metrics that are recognized as measures of shareholder value, including one or more of the following: (i) net income growth, (ii) average return on equity, (iii) net income as a percentage of sales, (iv) sales growth, (v) return on assets, (vi) earnings per share and
(vii) common stock price. Under these restrictions, a participant's unrestricted ownership of the Restricted Stock will be conditioned upon satisfaction of the performance goals set by the Committee. These goals will be set above industry or equity market median benchmarks. If the performance goals established by the Committee are not satisfied, the participant would forfeit some or all of the Restricted Stock back to the Company even though he or she continued to be employed by the Company during the entire restricted period.
Restricted Stock will be issued to the eligible participant without requiring any payment for the shares by the participant. The Committee will decide whether to grant Restricted Stock to an eligible participant, the number of shares of Restricted Stock to be granted to a participant, the length of the restriction period, the nature of any performance goals and all other terms and conditions of the Restricted Stock not specified under the Amended Incentive Plan. In 2002, no shares of Restricted Stock were granted to the executive officers named in the Summary Compensation Table, no shares of Restricted Stock were granted to any other executive officers, and no shares of Restricted Stock were granted to any other employees. No shares of Restricted Stock were granted to any directors who are not executive officers since the nonemployee directors do not currently participate in the Incentive Stock Plan. Any future awards will be made at the discretion of the

Committee. The maximum number of shares to be granted to any participant under the Amended Incentive Plan will not exceed 200,000 shares, subject to adjustment as provided in the Amended Incentive Plan.
Shares Available for Issuance.  A total of 200,000 shares of Common
Stock will be subject to awards under the Amended Incentive Plan. As of February 28, 2003, no shares of Common Stock had been issued under the Amended Incentive Plan, leaving a total of 200,000 shares to be issued. The shares used for the Amended Incentive Plan may be authorized, but not issued shares, or shares acquired by the Company and held in its treasury. All shares available under the Amended Incentive Plan are subject to adjustment for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding common shares of the Company. If any award granted under the Amended Incentive Plan terminates or lapses, the corresponding shares will again be available for the grant of an award under the terms of the Amended Incentive Plan.
Termination of Employment. Unless the Committee determines otherwise, a participant will forfeit all rights in any Restricted Stock upon termination of employment or service on the Board of Directors for any reason, other than death, disability or retirement on or after the employee's or director's sixty-fifth birthday, prior to the expiration or termination of the restriction period and the satisfaction of the performance goals set by the Committee. In the case of death, disability or retirement of an employee or director on or after the employee's or director's sixty-fifth birthday, the employee or director will forfeit only a portion of the Restricted Stock awarded to him or her. The number of shares of Restricted Stock to which the employee or director will be entitled will be determined by the Committee in accordance with the terms and conditions of the Amended Incentive Plan.
Change in Control. The Committee has the discretion under the Amended Incentive Plan to provide for the lapse of restrictions in the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation. The Committee also has the option of providing for the lapse of restrictions upon a "Change in Control" (as defined in the Amended Incentive Plan) of the Company.
Modification of the Plan. The Board of Directors, without further action on the part of the shareholders, may at any time terminate, suspend or modify the Amended Incentive Plan to the extent permitted by law. However, no termination or amendment of the Amended Incentive Plan, or amendment of any grants, shall adversely affect any rights of a participant of the Amended Incentive Plan, unless the participant consents.
Effective Date and Duration. The Amended Incentive Plan was approved by the Board of Directors on December 13, 2002, and subject to shareholder approval, will be effective as of April 25, 2003. Subject to the certain rights of the Board of Directors to earlier terminate the Amended Incentive Plan, the Amended Incentive Plan will terminate no later than December 13, 2010.
Federal Income Tax Consequences. The following is a summary of the federal income tax consequences to a participant and the Company resulting from its grant of Restricted Stock. A participant generally will not realize taxable income upon the grant of Restricted Stock and the Company will not be entitled to any deduction upon the grant. When the shares of Restricted Stock are no longer subject to a substantial risk of forfeiture or become transferable, the participant will realize ordinary income in an amount equal to the fair market value of the shares at that time and, subject to certain requirements imposed by Section 162(m) of the IRC, the Company will be entitled to a deduction in the same amount, provided it complies with applicable withholding requirements.
Under Section 83(b) of the IRC, a participant has the option of altering the foregoing federal income tax consequences. Under that section, a participant may elect to realize taxable ordinary income in the year the Restricted Stock is awarded in an amount equal to the share's fair market value at that time, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in that year in the same amount, provided it complies with applicable withholding requirements. Any gain or loss realized by the participant upon the subsequent disposition of the Restricted Stock will be capital gain or loss and will not result in any further deduction to the Company. If the participant elects to be taxed on the Restricted Stock on the date of grant and the participant subsequently forfeits such Restricted Stock, the participant is not entitled to a deduction as a consequence of such forfeiture and the Company must include as gross income the amount previously deducted in the year of the grant with respect to such Restricted Stock.
Any dividends received with respect to Restricted Stock which are paid or made available to a participant (who has not elected to be taxed on the date of the grant) while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the participant and deductible to the Company when paid. If the election under Section 83(b) has been made with respect to the shares of Restricted Stock, the dividends represent ordinary dividend income to the participant which are not deductible to the Company.
PROPOSED AMENDMENTS
Under the Incentive Stock Plan, the Committee may only grant Restricted
Stock to officers and other full-time salaried employees of the Company who, in the opinion of the Incentive Committee, are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company. Under the proposed amendments, the Committee, in addition to being permitted to grant awards to such officers and other employees, would be able to grant Restricted Stock to nonemployee directors who, in the opinion of the Committee, have performed services on the Board of Directors warranting such an award.
All of the other amendments contained in the Amended Incentive Plan are intended to conform the Amended Incentive Plan to reflect the proposed amendment to permit the participation of nonemployee directors in the Amended Incentive Plan.

VOTE REQUIRED

      The approval of the amendments to the Incentive Stock Plan will require the affirmative vote of the majority of the shares voted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE FRANKLIN ELECTRIC CO., INC. KEY EMPLOYEE PERFORMANCE INCENTIVE STOCK PLAN.

                  SECURITIES AUTHORIZED FOR ISSUANCE UNDER
                          EQUITY COMPENSATION PLANS

     The following table sets forth information about the Company's equity compensation plans as of December 28, 2002.

                                                                  (C)
                                                          Number of Securities
                        (A)                 (B)            Remaining Available
               Number of Securities  Weighted-Average      for Future Issuance
                 to be Issued Upon    Exercise Price          Under Equity
                    Exercise of       of Outstanding      Compensation Plans
                Outstanding Options,     Options,       (Excluding Securities
Plan Category    Warrants & Rights   Warrants & Rights  Reflected in Column A)
-------------    -----------------   -----------------  ----------------------

Equity Compensation
 Plans Approved by
 Security Holders(1)    1,463,900          $32.12               1,586,900

Equity Compensation
 Plans Not Approved
 by Security Holders(2)     4,055          $39.93                  45,945

(1) This Plan category includes the following plans: Nonemployee Director Option Plan (334,000 shares remain available for issuance), Key Employee Performance Incentive Stock Plan (200,000 shares remain available for issuance), Amended 1988 Executive Stock Purchase Plan (1,025,600 shares remain available for issuance), Employee Option Plan (27,300 shares remain available for issuance), 1990 Nonemployee Director Stock Option
Plan (zero shares remain available for issuance), 1986 Non-qualified
Stock Option Plan (zero shares remain available for issuance). As described above, the Company plans to merge the Nonemployee Director
Option Plan with and into the Employee Option Plan, subject to shareholder approval.

(2) This Plan category includes the Nonemployee Directors' Deferred Compensation Plan, adopted in 2000 and described above under the caption "Information About the Board and its Committees". The information included in column A represents shares underlying stock units, payable on a one-for-one basis, credited to the directors' respective stock unit accounts as of December 28, 2002. Nonemployee directors may elect to receive the distribution of stock units in cash or in shares of the Company's Common Stock.

                       RATIFICATION OF THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche LLP has acted as auditor for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements for the fiscal year ended December 28, 2002 and for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year were $202,600. Audit related expenses for the fiscal year ended December 28, 2002 were $26,000.

     The aggregate fees for other services rendered by Deloitte for the fiscal year ended December 28, 2002 were $49,000. These fees were incurred for the audits of the Company's employee benefit plans and tax services. The Audit Committee of the Company's Board of Directors has considered whether such other services rendered by Deloitte is compatible with maintaining the principal accountant's independence. In 2002, the Company did not engage Deloitte for management or information systems consulting, or information technology services relating to financial information systems design and implementation.

                            SHAREHOLDER PROPOSALS

     November 3, 2003 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2004 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than January 18, 2004 to be considered for presentation at that meeting.

                               OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 2003 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 14, 2003


/s/ Gregg C. Sengstack
    Senior Vice President, Chief
    Financial Officer and Secretary

                                 APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints R. Scott Trumbull and Gregg C. Sengstack as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 28, 2003, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 25, 2003 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect Jerome D. Brady, Robert H. Little and Patricia Schaefer as directors to serve until the 2006 Annual Meeting of Shareholders.
          FOR all nominees[ ]   WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
                    Jerome D. Brady   Robert H. Little   Patricia Schaefer

2. PLAN MERGER. Approve the merger of the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan with and into the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. PLAN AMENDMENT. Approve certain amendments to the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

4. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 2003

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                 APPENDIX 2




                         FRANKLIN ELECTRIC CO., INC.
                              STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE APRIL 25, 2003)

                          TABLE OF CONTENTS                         PAGE

ARTICLE 1.     AMENDMENT AND RESTATEMENT...............................1
ARTICLE 2.     DEFINITIONS.............................................2
ARTICLE 3.     ADMINISTRATION..........................................5
ARTICLE 4.     SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS...........6
ARTICLE 5.     ELIGIBILITY AND PARTICIPATION...........................6
ARTICLE 6.     STOCK OPTIONS...........................................7
ARTICLE 7.     TANDEM STOCK APPRECIATION RIGHTS........................8
ARTICLE 8.     BENEFICIARY DESIGNATION................................10
ARTICLE 9.     RIGHTS OF EMPLOYEES AND NONEMPLOYEE DIRECTORS..........10
ARTICLE 10.    CHANGE IN CONTROL......................................11
ARTICLE 11.    AMENDMENT, MODIFICATION, AND TERMINATION...............11
ARTICLE 12.    WITHHOLDING............................................12
ARTICLE 13.    INDEMNIFICATION........................................12
ARTICLE 14.    SUCCESSORS.............................................13
ARTICLE 15.    LEGAL CONSTRUCTION.....................................13
ARTICLE 16.    PLAN PROVISIONS APPLICABLE TO GRANTS MADE UNDER THE
               NONEMPLOYEE DIRECTOR OPTION PLAN.......................13

                         FRANKLIN ELECTRIC CO., INC.
                              STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE APRIL 25, 2003)

                                  ARTICLE 1.
                          AMENDMENT AND RESTATEMENT
      1.1   AMENDMENT AND RESTATEMENT.  Franklin Electric Co., Inc., an
Indiana corporation (the "Company") established the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan (the "Employee Option Plan"), effective as of July 1, 1995, and the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan (the "Nonemployee Director Option Plan"), effective as of February 11, 2000. The Company hereby amends and restates the Employee Option Plan to (i) merge the Nonemployee Director Option Plan into the amended and restated Employee Option Plan, (ii) change the name of the Employee Option Plan to the "Franklin Electric Co., Inc. Stock Option Plan" (the "Plan"), and (iii) make other desired changes as provided herein. The amendment and restatement of the Employee Option Plan, as reflected herein, was adopted by the Board of Directors on December 13, 2002 and, subject to approval of the shareholders of the Company at the 2003 annual meeting of shareholders, shall become effective on April 25, 2003 (the "Effective Date"). The amendment and restatement of the Employee Option Plan, as reflected herein, shall be null and void if shareholder approval is not obtained.
      1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to: (i) optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants to those of the Company's shareholders, (ii) provide Participants with an incentive for excellence in individual performance, (iii) promote teamwork among Participants, and (iv) aid the Company in attracting and retaining Participants who make significant contributions to the Company's success.
      1.3 DURATION OF THE PLAN. The Plan shall be effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 11 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after June 30, 2005.

                                 ARTICLE 2.
                                DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
      2.1 "AWARD" means a grant of Nonqualified Stock Options or Tandem SARs under this Plan.
      2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.
      2.3 "BENEFICIAL OWNER" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
      2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.
      2.5 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:
      (i) Any Person (other than the Person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or
(ii) The election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors, of the lesser of (a) three directors, or (b) directors constituting a majority of the numbers of directors then in office; or
(iii) The shareholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or
(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.
However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction.
A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the Shares of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).
      2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
      2.7 "COMMITTEE" means the Stock Option Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.
      2.8 "COMPANY" means Franklin Electric Co., Inc., an Indiana corporation, and the Company's subsidiaries, as well as any successor to any of such entities as provided in Article 14 herein.
      2.9 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.
      2.10 "DISABILITY" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith.
      2.11  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.
      2.12 "EMPLOYEE" means any employee of the Company. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.
      2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
      2.14 "FAIR MARKET VALUE" means the closing sale price of a Share on the principal securities exchange on which the Shares are publicly traded, or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
      2.15 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.16 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in Code Section 162(m) or the regulations promulgated thereunder, or any successor statute.
      2.17 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but is not an Employee of the Company.
      2.18 "NONEMPLOYEE DIRECTOR OPTION PLAN" means the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan which, pursuant to Section 1.1 of the Plan, will be merged into the Plan.
      2.19 NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.
      2.20  "OPTION" means a Nonqualified Stock Option granted under this
Plan.
      2.21 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.
      2.22 "PARTICIPANT" means an Employee or a Nonemployee Director who has outstanding an Award granted under the Plan.
      2.23  "PERFORMANCE-BASED EXCEPTION" means the performance-based
exception   from the tax deductibility limitations of Code Section 162(m).
      2.24  "PERSON" shall have the meaning ascribed to such term in Section 3
(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.
      2.25  "SHARES" means the $10 par value common stock of the Company.
      2.26 "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company has a majority voting interest, and which the Committee designates as a participating entity in the Plan.
      2.27 "TANDEM SAR" or "SAR" means an Award that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                                 ARTICLE 3.
                              ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by the Stock Option Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Nonemployee Directors who fulfill the requirements for an exempt grant transaction under Rule 16b-3 of the Exchange Act, and who are "outside directors" within the meaning of Code Section 162(m) and regulations thereunder. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
The Committee shall be comprised solely of Nonemployee Directors who are eligible to administer the Plan pursuant to Rule 16b-3 of the Exchange Act and Code Section 162(m) and regulations thereunder. However, if for any reason the Committee does not qualify to administer the Plan as contemplated by Rule 16b-3 of the Exchange Act and Code Section 162(m) and regulations thereunder, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Code Section 162(m) and regulations thereunder.
      3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Nonemployee Directors who shall participate in the Plan; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 11 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.
The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and only the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee.
      3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Nonemployee Directors, Participants, and their estates and beneficiaries.

                                 ARTICLE 4.
                SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

            4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Prior to the Effective Date, there were (i) six hundred thousand (600,000) Shares reserved for issuance upon the exercise of Options granted under the Nonemployee Director Option Plan, of which three hundred thirty-four thousand (334,000) shares remained available for grants as of February 28, 2003, and (ii) one million two hundred thousand (1,200,000) Shares reserved for issuance under the Employee Option Plan, of which twenty-seven thousand three hundred (27,300) Shares remained available for grants as of February 28, 2003. From and after the Effective Date and subject to adjustment as provided in Section 4.2, the total number of Shares hereby reserved for issuance upon the exercise of Options granted under the Plan shall be one million eight hundred thousand (1,800,000), of which three hundred sixty-one thousand three hundred (361,300) Shares remained available for grants as of February 28, 2003. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for issuance under this Plan.
Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Options and Tandem SARs that may be granted or that may vest, as applicable, pursuant to any Award held by any Named Executive Officer shall be six hundred thousand (600,000) during the term of the Plan.
      4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for issuance and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
                                 ARTICLE 5.
                        ELIGIBILITY AND PARTICIPATION

      5.1   ELIGIBILITY.  Persons eligible to participate in this Plan include
(i) all officers and key employees of the Company who, in the opinion of the Committee, are materially responsible for the management, growth, and protection of all or a material part of the business or major product lines or major functions of the Company or its Subsidiaries, and (ii) all

Nonemployee Directors of the Company who, in the opinion of the Committee, have performed services on the Board warranting the grant of Awards under the Plan.
      5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Nonemployee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
                                 ARTICLE 6.
                               STOCK OPTIONS

      6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
      6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.
      6.3 OPTION PRICE. Unless otherwise designated by the Committee at the time of grant, the Option Price for each grant of an Option under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that the Option Price designated by the Committee shall be at least equal to fifty percent (50%) of the Fair Market Value of a Share on the date the Option is granted.
      6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
      6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as are set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.
      6.6 PAYMENT. OPTIONS GRANTED under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price).

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
In the event that a Tandem SAR is granted with an Option, the exercise of such related Option shall cause the surrender of the right to exercise the equivalent portion of the related Tandem SAR.
      6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
      6.8 TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD. Unless otherwise determined by the Committee, in the event a Participant's employment with the Company and/or its Subsidiaries, or service on the Board, is terminated due to death or Disability, all of his or her Options shall immediately become fully vested on the date of termination and shall be exercisable for the lesser of two (2) years following the date of termination or the expiration date of the Options.
Unless otherwise determined by the Committee, in the event a Participant's employment with the Company and/or its Subsidiaries or service on the Board is terminated for any reason other than death or Disability, all of his or her Options which are unvested at the date of termination shall be forfeited to the Company; and his or her Options which are vested at the date of termination shall be exercisable for the lesser of six (6) months following the date of termination or the expiration date of the Options.
      6.9 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
                                 ARTICLE 7
                      TANDEM STOCK APPRECIATION RIGHTS

      7.1 GRANT OF TANDEM SARs. Subject to the terms and conditions of the Plan, Tandem SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of Tandem SARs granted to each Participant (provided, however, that in no event shall the number of Tandem SARs granted exceed the number of related Options) and, in determining the terms and conditions pertaining to such Tandem SARs. The grant price of Tandem SARs shall equal the Option Price of the related Option.
      7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
      7.3 TANDEM SAR AGREEMENT. Each Tandem SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the Tandem SAR, and such other provisions as the Committee shall determine.
      7.4 TERM OF TANDEM SARs. The term of Tandem SARs granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed the term of the related Option.
      7.5 PAYMENT OF TANDEM SAR AMOUNT. Upon exercise of a Tandem SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
      (b) The number of Shares with respect to which the Tandem SAR is exercised.
At the election of Participant and upon approval by the Committee, the payment upon Tandem SAR exercise may be in cash, in Shares of equivalent value, or in any combination thereof.
      7.6 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a Tandem SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).
      7.7 TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD. Unless otherwise determined by the Committee, in the event a Participant's employment with the Company and/or its Subsidiaries, or service on the Board, is terminated due to death or Disability, all of his or her Tandem SARs shall immediately become fully vested on the date of termination and shall be exercisable for the lesser of two (2) years following the date of termination or the expiration date of the Tandem SARs.
Unless otherwise determined by the Committee, in the event a Participant's employment with the Company and/or its Subsidiaries, or service on the Board, is terminated for any reason other than death or Disability, all of his or her Tandem SARs which are unvested at the date of termination shall be forfeited to the Company; and his or her Tandem SARs which are vested at the date of termination shall be exercisable for the lesser of six

(6) months following the date of termination or the expiration date of the Tandem SARs.
      7.8 NONTRANSFERABILITY OF TANDEM SARs. Except as otherwise provided in a Participant's Award Agreement, no Tandem SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all Tandem SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
                                 ARTICLE 8.
                          BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime, In the absence of any such designation or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.
                                 ARTICLE 9.
                RIGHTS OF EMPLOYEES AND NONEMPLOYEE DIRECTORS

      9.1 EMPLOYMENT AND SERVICE ON THE BOARD. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service on the Board at any time, nor confer upon any Participant any right to continue in the employ of the Company or continue to serve on the Board.
For purposes of this Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.
      9.2 PARTICIPATION. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                 ARTICLE 10.
                              CHANGE IN CONTROL

      10.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options and Tandem SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.
      10.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 10 may not be terminated, amended, or modified to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.
                                 ARTICLE 11.
                  AMENDMENT, MODIFICATION, AND TERMINATION

      11.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which fails to comply with the exemptions available under Rule 16b-3 of the Exchange Act, including any successor to such Rule, shall be effective.
The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.
      11.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.
      11.3  COMPLIANCE WITH CODE SECTION 162(m).  At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the Performance-Based Exception requirements of Code Section 162(m) and regulations thereunder; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) and regulations thereunder will not be required. In addition, in the event that changes are made to Code Section 162(m) and regulations thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 11, make any adjustments it deems appropriate.

                                 ARTICLE 12.
                                 WITHHOLDING

      12.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
      12.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or Tandem SARs, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
                                 ARTICLE 13.
                              INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                 ARTICLE 14.
                                 SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
                                 ARTICLE 15.
                             LEGAL CONSTRUCTION

      15.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      15.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      15.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      15.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.
                                 ARTICLE 16.
       PLAN PROVISIONS APPLICABLE TO GRANTS MADE UNDER THE NONEMPLOYEE
                            DIRECTOR OPTION PLAN

As provided in Section 1.1 of the Plan, the Nonemployee Director Option Plan shall be merged into the Plan effective as of the Effective Date. Each Award granted under the Nonemployee Director Option Plan prior to the Effective Date shall be assumed by the Plan. Notwithstanding any provisions in the Plan to the contrary, all Awards granted under the Nonemployee Director Option Plan prior to the Effective Date shall be subject to the terms of this Article 16 and the terms of the Plan to the extent such terms are not inconsistent with this Article 16.

      16.1  DEFINITIONS.
      (i) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the
Nonemployee Director Option Plan.
      (ii) "Nonemployee Director" means any individual who was a member of the Board of Directors of the Company, but was not, as of the date of the grant of an Option, an Employee of the Company.
      (iii) "Option" means a grant of Nonqualified Stock Options under the Nonemployee Director Option Plan prior to the Effective Date.
      16.2 ADMINISTRATION BY THE BOARD. The Board shall have the full power, discretion and authority to interpret and administer the Options in a manner which is consistent with the provisions of this Article 16.
      16.3 GRANTS OF OPTIONS. Prior to the Effective Date, and subject to the limitation on the number of Shares contained in the Nonemployee Director Option Plan, each person who was a Nonemployee Director following each Annual Meeting of the Shareholders was automatically granted an Option to purchase
ten thousand (10,000) Shares.   Other than these automatic grants of Options,
no additional Options were granted under the Nonemployee Director Option Plan. On and after the Effective Date there will be no automatic grants of Options to Nonemployee Directors under the Plan or the Nonemployee Director Option Plan that was merged into the Plan. All grants of Options to Nonemployee Directors under the Plan will be made pursuant to Section 6.1 above.
      16.4 AWARD AGREEMENT. Each Option granted under the Nonemployee Director Option Plan is evidenced by an Award Agreement that specifies the Option Price, the duration of the Option, and the number of Shares available for purchase under the Option as set forth in this Article 16.
      16.5 OPTION PRICE. The Option Price per Share available for purchase under an Option was equal to the Fair Market Value of such Share on the date the Option was granted.
      16.6 DURATION OF OPTIONS. Each Option shall expire on the tenth (10th) anniversary date of its grant.
      16.7 VESTING OF SHARES SUBJECT TO OPTION. Nonemployee Directors shall be entitled to exercise Options at any time and from time to time, within the time period beginning one (1) year after grant of the Options, and ending ten
(10) years after grant of the Options, and according to the following vesting schedule: one-third of the Options shall vest on each of the first, second, and third anniversaries of the date of grant of the Options.
      16.8 PAYMENT. A Nonemployee Director may exercise an Option by delivery of a written notice, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Option Price of any Shares to be purchased (in the form of a cashier's or certified check). No Shares shall be issued upon exercise of an Option until full payment has been made therefor. Notwithstanding the preceding sentence, the Board may permit a Nonemployee Director to pay the Option Price of the

Shares to be purchased (i) in Shares valued at their Fair Market Value at the date of exercise, (ii) by agreeing to surrender Options then exercisable by him or her valued at the excess of the aggregate Fair Market Value of the Shares subject to such Options on the date of exercise over the aggregate Option Price of such Shares, (iii) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Options having an aggregate Fair Market Value on the date of exercise equal to the Option Price of the Option, or (iv) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of the aforementioned methods of payment. Shares issued upon exercise of an Option shall be issued only in the name of the Nonemployee Director. All notices shall be delivered to the Secretary of the Company and shall become effective when received.
      16.9 TERMINATION OF SERVICE ON BOARD OF DIRECTORS DUE TO DEATH OR DISABILITY. In the event the service of a Nonemployee Director on the Board is terminated by reason of death, Disability, or retirement on or after attaining the age of seventy (70), any outstanding Options granted to that Nonemployee Director that are not exercisable as of the date of death (or as of the date that the definition of Disability is satisfied, or the date of retirement, as applicable) shall immediately become exercisable.

      To the extent an Option is exercisable by reason of death, as of the date that the definition of Disability is satisfied, or retirement on or after attaining the age of seventy (70) as applicable, such Option shall remain exercisable at any time prior to its expiration date, or for two (2) years after the date of death, or the date that the definition of Disability is satisfied, or the date of retirement, as applicable, whichever period is shorter, by the Nonemployee Director or such person or persons as shall have been named as the Nonemployee Director's legal representative or beneficiary, or by such persons that have acquired the Nonemployee Directors' rights under the Option by will or by the laws of descent and distribution.
      16.10 TERMINATION OF SERVICE ON BOARD OF DIRECTORS FOR OTHER REASONS. If the service of the Nonemployee Director on the Board shall terminate for any reason other than for death, Disability, or retirement on or after attaining the age of seventy (70), any outstanding Options held by the Nonemployee Director that are not exercisable as of the date of termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). To the extent an Option is exercisable as of the date of termination of the Nonemployee Director's service on the Board, it shall remain exercisable at any time prior to its expiration date, or for six (6) months after the date the Nonemployee Director's service on the Board terminates, whichever period is shorter.
      16.11 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Nonemployee Director Option Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Nonemployee Director under the Nonemployee Director Option Plan shall be exercisable during his or her lifetime only by such Nonemployee Director.

      Notwithstanding the preceding provisions of this Section, a Nonemployee Director, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendants, trustee, partnership or tax-exempt organization, will be entitled to all the rights of the Nonemployee Director with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein immediately priorto the effective date of the assignment. Any such assignment will be permitted only if (i) the Nonemployee Director does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Nonemployee Director and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

                                 APPENDIX 3





                         FRANKLIN ELECTRIC CO., INC.

                      PERFORMANCE INCENTIVE STOCK PLAN

              (AS AMENDED AND RESTATED EFFECTIVE APRIL 25, 2003)

                        TABLE OF CONTENTS                           PAGE

SECTION 1.     AMENDMENT AND RESTATEMENT...............................1
SECTION 2.     DEFINITIONS.............................................2
SECTION 3.     ELIGIBILITY AND PARTICIPATION...........................4
SECTION 4.     ADMINISTRATION..........................................4
SECTION 5.     STOCK SUBJECT TO PLAN...................................5
SECTION 6.     TERMINATION OF THE PLAN.................................6
SECTION 7.     RESTRICTED STOCK........................................6
SECTION 8.     RIGHTS OF EMPLOYEES AND NONEMPLOYEE DIRECTORS...........9
SECTION 9.     MERGER, CONSOLIDATION, OR ACQUISITION...................9
SECTION 10.    AMENDMENT AND TERMINATION..............................10
SECTION 11.    TAXWITHHOLDING.........................................10
SECTION 12.    GOVERNING LAW..........................................10
SECTION 13.    EXPENSE OF PLAN........................................10
SECTION 14.    RESTRICTED STOCK AGREEMENT.............................11

                         FRANKLIN ELECTRIC CO., INC.
                      PERFORMANCE INCENTIVE STOCK PLAN
              (AS AMENDED AND RESTATED EFFECTIVE APRIL 25, 2003)

                                  PREAMBLE
Employees of Franklin Electric Co., Inc., an Indiana corporation (the "Company"), who are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company, and Nonemployee Directors of the Company who have performed services on the Board warranting the grant of Restricted Stock under the Franklin Electric Co., Inc. Performance Incentive Plan, as amended and restated herein (the "Plan"), are eligible to be granted Restricted Stock as Participants under the Plan.
At the time of the grant a Committee of the Board of Directors will establish at least two criteria for Participants to earn the shares granted. First, the Committee will establish a Restriction Period. Second, the Committee will also set Performance Objectives to be achieved during the Restriction Period. These Performance Objectives will be based on financial and other metrics that are recognized as measures of the enhancement of shareholder value.
At the end of a Restriction Period, the Committee, in its discretion, shall determine (i) whether and to what extent the Company has achieved the Performance Objectives and satisfied any other terms, conditions or restrictions established for the Restriction Period, and (ii) the number of Shares of Restricted Stock with respect to which the restrictions imposed should lapse.
If at the end of the Restriction Period the Committee determines that the Company failed to achieve the Performance Objectives or otherwise failed to satisfy any other restrictions, terms or conditions set by the Committee, then to the extent provided in the Restricted Stock Agreement or otherwise by the Committee, the Shares of Restricted Stock shall be forfeited by the Participant and returned to the Company, and all rights of the Participant in such Shares shall terminate without any further obligation on the part of the Company.
                                  SECTION 1.
                          AMENDMENT AND RESTATEMENT
1.1 AMENDMENT AND RESTATEMENT. The Company established the Franklin Electric Co., Inc. Key Employee Performance Incentive Stock Plan (the "Employee Plan"), effective April 14, 2000. The Company hereby amends and restates the Employee Plan to (i) authorize participation by Nonemployee Directors, (ii) change the name of the Employee Plan to the "Franklin Electric Co., Inc. Performance Incentive Stock Plan," and (iii) make other desired changes as provided herein.

1.2 PURPOSE. The purposes of the Plan are to: (i) advance the interests of the Company by providing the additional incentives inherent in stock ownership to those Employees of the Company materially responsible, now and in the future, for the management, growth and protection of some part or all of the business of the Company and thereby to bring them into closer identity with the future of the Company; (ii) aid the Company in attracting and retaining Employees in key management positions; (iii) enable the Company to compete effectively with other enterprises for the services of new Employees as may be needed for the continued success of the Company; (iv) promote the achievement of long-term objectives of the Company by linking the interests of Nonemployee Directors to those of Company stockholders; and (v) attract and retain Nonemployee Directors of outstanding competence. The Plan seeks to accomplish such purposes by providing to such employees and Nonemployee Directors an equity interest in the Company.
1.3 EFFECTIVE DATE. The amendment and restatement of the Employee Plan, as reflected herein, was adopted by the Board of Directors of the Company on December 13, 2002 and, subject to approval of the shareholders of the Company at the 2003 annual meeting of shareholders, shall become effective on April 25, 2003 (the "Effective Date"). The amendment and restatement of the Employee Plan, as reflected herein, shall be null and void if shareholder approval is not obtained.
                                  SECTION 2.
                                 DEFINITIONS
2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:
"Board" means the Board of Directors of the Company.
"Change in Control" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:
(i) Any Person (other than the Person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or
(ii) The election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors, of the lesser of (a) three directors, or (b) directors constituting a majority of the numbers of directors then in office; or

(iii) The stockholders of the Company approve (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.
However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 3% of the Shares of the purchasing company; or
(ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).
"Code" means the Internal Revenue Code of 1986, as amended, in effect at the time of reference, or any successor Code that may hereafter be adopted in lieu thereof, and references to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereinafter be amended or replaced.
"Committee" means a committee of the Board consisting of two or more members of the Board who are "outside directors," as defined under section 162(m) of the Code and the regulations thereunder.
"Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith.
"Employee" means any person (including officers who are directors of the Company) employed by the Company on a full-time salaried basis.
"Nonemployee Director" means any individual who is a member of the Board of Directors of the Company but not an Employee of the Company.
"Normal Retirement" means termination of employment or service on the Board on or after a Participant's sixty-fifth birthday under the Company's Basic Retirement Plan as amended from time to time.
"Participant" means any Employee or Nonemployee Director designated by the Committee to participate in the Plan.

 "Performance Objectives" means the performance goals set by the Committee based on one or more of the following: (i) net income growth; (ii) average return on equity; (iii) net income as a percentage of sales; (iv) sales growth; (v) return on assets; (vi) earnings per share; and (vii) Common Stock price.
 "Restriction Period" means that period of time determined by the Committee during which the transfer of Shares of Restricted Stock are restricted and are subject to forfeiture.
"Restricted Stock" means Stock granted to a Participant pursuant to Section 7 of the Plan.
"Stock", "Shares", and "Restricted Stock" mean the common shares of the Company.
2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan also shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.
                                  SECTION 3.
                        ELIGIBILITY AND PARTICIPATION
3.1 ELIGIBLE EMPLOYEES AND NONEMPLOYEE DIRECTORS. The following individuals shall be eligible to be granted Shares of Restricted Stock under the Plan:
(i) the officers and other Employees of the Company who, in the opinion of the Committee, are from time to time materially responsible for the management, growth and protection of a material part or all of the business or major product lines or major functions of the Company; and (ii) the Nonemployee Directors who, in the opinion of the Committee, have performed services on the Board warranting the grant of Shares of Restricted Stock under the Plan.
                                  SECTION 4.
                                ADMINISTRATION
4.1 ADMINISTRATION. The Committee shall be responsible for the administration and interpretation of the Plan. Without limiting other rights or powers delegated to the Committee elsewhere under the Plan, the Committee, in administering and interpreting the Plan, and consistent with the express provisions of the Plan, is hereby authorized and empowered as follows:
(a) The Committee shall determine the identity of the Participants in the Plan and the number of Shares of Restricted Stock to be granted to Participants.
(b) The Committee shall determine the Restriction Period, the Performance Objectives, and any other restrictions, terms or conditions with respect to the granting of any Restricted Stock.

(c) The Committee may prescribe, award, and rescind rules or regulations relating to the Plan.
(d) The Committee may make all other determinations necessary or advisable for the administration or interpretations of the Plan.
(e) The Committee shall prescribe the terms and conditions of the Restricted Stock Agreements.
(f) The Committee may require that all Stock certificates issued in connection with Shares of Restricted Stock be held by the Company or in escrow or otherwise pursuant to such terms and conditions that the Committee may require until all the restrictions have lapsed and the Restricted Stock is freely transferable.
                                  SECTION 5.
                            STOCK SUBJECT TO PLAN
5.1 NUMBER. The total number of Shares of Restricted Stock that may be granted under the Plan may not exceed two hundred thousand (200,000), subject to adjustment as provided in Section 5.3. Those Shares of Restricted Stock granted may consist, in whole or in part, of authorized but unissued Stock or Shares of Stock reacquired by the Company, including Shares purchased in the open market and not reserved for any other purpose. The maximum aggregate number of Shares that may be granted to any participant under the Plan during the term of the Plan is two hundred thousand (200,000) Shares, subject to adjustment as provided in Section 5.3.
5.2 UNUSED STOCK. In the event any Shares of Restricted Stock granted under the Plan are forfeited and reacquired by the Company, such reacquired Shares again shall become available for issuance under the Plan.
5.3 ADJUSTMENT IN AVAILABLE SHARES. Any increase in the number of outstanding Shares of the Company occurring through Stock splits or Stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for issuance grant under the Plan. Any fractional share of Restricted Stock resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number and class of Restricted Stock which may thereafter be issued, as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

                                  SECTION 6.
                           TERMINATION OF THE PLAN
6.1 TERMINATION OF THE PLAN. Subject to the Board's right to earlier terminate the Plan pursuant to Section 10.1 hereof, the Plan shall terminate not later than December 13, 2010 and no Restricted Stock shall be granted after termination of the Plan; provided, however, that termination of the Plan will not adversely affect Shares of Restricted Stock granted prior to termination of the Plan.
                                  SECTION 7.
                              RESTRICTED STOCK
7.1 SELECTION OF PARTICIPANTS AND GRANT OF RESTRICTED STOCK. Subject to the terms of the Plan, from time to time the Committee may select eligible Employees and Nonemployee Directors to be Participants under the Plan and to receive the opportunity to earn grants of Restricted Stock. Grants will generally be made at the beginning of a Restriction Period, but may, in the Committee's discretion, be made during the term of a Restriction Period. The Committee shall determine the number of Shares of Restricted Stock which will be granted to a Participant.
7.2 RESTRICTION PERIOD. At the time of the grant of Shares of Restricted Stock, the Committee shall select the Restriction Period to apply to the Shares of Restricted Stock.
7.3 PERFORMANCE OBJECTIVES. At the time of the grant of the Restricted Stock (which generally will be prior to the beginning of the Restriction Period), Performance Objectives designed to enhance shareholder value shall be established by the Committee. Subject to the provisions of the Plan, the degree of achievement of the Performance Objectives may determine the number of Shares (if any) of Restricted Stock that ultimately shall be free of any restrictions at the end of the Restriction Period.
7.4 NONTRANSFERABILITY OF RESTRICTED STOCK. Prior to the lapse of restrictions as provided in Section 7.6, Shares of Restricted Stock may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, whether voluntarily or involuntarily. Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his or her death, may assign all or any Shares of Restricted Stock granted to him or her to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c) (3) of the Code. In such event, the spouse, lineal descendants, trustee, partnership or tax-exempt organization, will be entitled to all the rights of the Participant with respect to the assigned Shares of such Restricted Stock, and such portion of the grant will continue to be subject to all of the terms, conditions and restrictions applicable to the Restricted Stock as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Board. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.
7.5   FORFEITURE AND RETURN OF RESTRICTED STOCK TO THE COMPANY.
(a)   FAILURE TO ACHIEVE PERFORMANCE OBJECTIVE OR OTHER CONDITIONS.   If at
the end of the Restriction Period the Committee determines that the Company failed to achieve the Performance Objectives or otherwise failed to satisfy any other restrictions, terms or conditions set by the Committee, then to the extent provided in the Restricted Stock Agreement or otherwise by the Committee, the Shares of Restricted Stock shall be forfeited by the Participant and returned to the Company, and all rights of the Participant in such Shares shall terminate without any further obligation on the part of the Company. Pursuant to the Plan, the Restricted Stock Agreement or otherwise, the Committee may determine that some but not all of a Participant's Shares of Restricted Stock shall be forfeited. The Committee shall have the exclusive authority to determine whether the Company has achieved its Performance Objectives and the level or extent of achievement, whether any other terms, conditions or restrictions have been satisfied, and the number of Shares of Restricted Stock which shall be forfeited.
(b) TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD FOR REASONS OTHER THAN DEATH, DISABILITY, OR NORMAL RETIREMENT PRIOR TO END OF RESTRICTED PERIOD. If during the Restricted Period a Participant's employment with the Company, or service on the Board, is terminated for any reason other than death, Disability, or Normal Retirement, including without limitation termination by the Company, then all Shares of Restricted Stock of the Participant (excluding any Shares for which any restrictions have previously lapsed under Section 7.6) shall be forfeited by the Participant and returned to the Company and all rights of the Participant in such Shares shall terminate without any further obligation on the part of the Company.
7.6   LAPSE OF RESTRICTIONS.
(a) ACHIEVEMENT OF PERFORMANCE OBJECTIVES AND OTHER CONDITIONS. At the end of a Restriction Period, the Committee, in its discretion, shall determine (i) whether and to what extent the Company has achieved the Performance Objectives and satisfied any other terms, conditions or restrictions established for the Restriction Period, and (ii) the number of Shares of Restricted Stock with respect to which the restrictions imposed should lapse. If the Committee determines that the restrictions imposed pursuant to the Plan should lapse, then the restrictions with respect to those Shares shall lapse, and the Committee shall so notify the Participant. A lapse of restrictions shall occur on the date the Committee notifies the Participant in writing of the lapse.

(b) TERMINATION OF EMPLOYMENT OR SERVICE ON THE BOARD AS A RESULT OF DEATH, DISABILITY, OR NORMAL RETIREMENT PRIOR TO THE END OF THE RESTRICTION PERIOD. If a Participant terminates his or her employment or service on the Board because of death, Disability, or Normal Retirement during the Restriction Period, the restrictions applicable to the Shares of Restricted Stock shall lapse and terminate (regardless of whether Performance Objectives or any other terms, conditions or restrictions have been satisfied) with respect to that number of Shares (rounded to the nearest whole number) equal to the total number of Shares of Restricted Stock granted to such Participant multiplied by a fraction, the numerator of which is equal to the number of full months which have elapsed since the date of grant to the date of termination of employment or service on the Board, and the denominator is the maximum number of full months of the Restriction Period. The Committee shall so notify the Participant or his or her representative of the number of Shares with respect to which the restrictions have lapsed. All remaining Shares shall be forfeited and returned to the Company, and all rights of the Participant in such Shares shall terminate without any further obligations on the part of the Company; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining Shares.
7.7 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Subsection 7.8 hereof, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
"The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in The Franklin Electric Co., Inc. Performance Incentive Stock Plan, rules of administration adopted pursuant to such Plan, and a Restricted Stock Agreement dated _________. A copy of the Plan, such rules, and the Restricted Stock Agreement may be obtained from the Secretary of Franklin Electric Co., Inc."
7.8 OTHER RESTRICTIONS. The Committee may impose such other restrictions on any Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.9 VOTING RIGHTS AND DIVIDENDS WITH RESPECT TO RESTRICTED STOCK. With respect to Shares of Restricted Stock, prior to the lapse of restrictions under Section 7.6, each Participant shall generally have the rights and privileges of a shareholder, including the right to vote the Shares and to receive dividends or other distributions made with respect to the Shares; provided, however, that the Shares of Restricted Stock shall be subject to all the terms, conditions and restrictions of the Plan and the Restricted Stock Agreement, including without limitation the provisions of Section 7.4 (restrictions on transfer), Section 7.5 (forfeiture), and Section 4.1(f) (escrow of certificates). If any dividends are paid on Restricted Stock in the form of Shares of Stock, the Stock dividends shall be treated as

Restricted Stock and subject to the same restrictions, terms and conditions as the Shares of Restricted Stock with respect to which they were paid.
                                  SECTION 8.
                RIGHTS OF EMPLOYEES AND NONEMPLOYEE DIRECTORS
8.1 EMPLOYMENT AND SERVICE ON THE BOARD. Nothing in the Plan or in any Restricted Stock Agreement shall in any manner be construed to limit or restrict in any way the right of the Company to terminate any Participant's employment or service on the Board at any time and without regard to the effect of such termination to the Participant under the Plan, nor confer upon any Participant any right to continue in the employ of the Company or to continue to serve on the Board.
8.2 PARTICIPATION. No Employee or Nonemployee Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
                                  SECTION 9.
                    MERGER, CONSOLIDATION, OR ACQUISITION
9.1 TREATMENT OF RESTRICTED STOCK SHARES. Without limiting the authority of the Committee as provided in Section 9.2, in the event of a dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, at the time of the grant of the Restricted Stock, the Committee may provide in the Restricted Stock Agreement or otherwise that all the restrictions with respect to some or all of the outstanding Shares of Restricted Stock shall lapse in a manner similar to the provisions of Section 7.6.
9.2 CHANGE IN CONTROL. The Committee, at the time of the grant of Restricted Stock, may provide in the Restricted Stock Agreement or otherwise that upon a Change in Control of the Company, all the restrictions with respect to some or all of the outstanding Shares of Restricted Stock shall lapse in a manner similar to the provisions of Section 7.6.
9.3 LIMITATION ON PAYMENTS. The Committee may provide that if the receipt of any payment (or lapse of restrictions) under this Section by any Participant shall, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the loss of a tax deduction to the Company or the payment by such Participant of any excise tax, provided for in
Section 280G and Section 4999 of the Code, then the amount of such payment (or lapse of restrictions) shall be reduced or modified to the extent required, in the opinion of independent tax counsel selected as aforesaid, to prevent such loss of deduction and the imposition of such excise tax.

                                SECTION 10.
                          AMENDMENT AND TERMINATION
10.1 AMENDMENT AND TERMINATION. The Board, without further action on the part of the Company's shareholders, may at any time terminate, suspend or modify the Plan to the extent permitted by law, regulation or stock exchange requirements. No termination or amendment of the Plan, or amendment of any grant, shall adversely affect any right acquired by any Participant under a grant before the date of such termination or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 5.3 above does not adversely affect any such right.
                                  SECTION 11.
                                TAX WITHHOLDING
11.1 TAX WITHHOLDING. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state, or local taxes required by law to be withheld with respect to such payments and, in the case of awards paid in Stock, the Participant or other person receiving such Stock may be required to pay to the Company, as appropriate, the amount of any such taxes which the Company is required to withhold with respect to such Stock.
                                  SECTION 12.
                                 GOVERNING LAW
12.1 GOVERNING LAW. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.
                                  SECTION 13.
                                EXPENSE OF PLAN
13.1 EXPENSE OF PLAN. The expenses of administering the Plan shall be borne by the Company.

                                 SECTION 14.
                          RESTRICTED STOCK AGREEMENT
14.1 RESTRICTED STOCK AGREEMENT. Each grant of Shares of Restricted Stock shall be evidenced by a written agreement ("Restricted Stock Agreement"), executed by the Participant and the Company, which shall contain such restrictions, terms or conditions as the Committee may require.